UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 17, 2008

CICERO INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Regency Parkway, Suite 542, Cary, NC 27511
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (919) 380-5000
(Former name or former address, if changed since last report) 1433 Highway 34, Building C, Farmingdale, New Jersey 07727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective on December 21, 2007, Cicero, Inc. signed two agreements, a three year OEM Agreement and a three year Enterprise Support Agreement, with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”).

The OEM Agreement requires a royalty payment of $500,000, for an initial number of runtime software licenses and provides for monthly subscription payments when Merrill Lynch embeds the Cicero software in products for its customers.  Merrill Lynch may purchase additional runtime software licenses during the term of the OEM Agreement at differing volume rates depending on the number of runtime software licenses acquired under the agreement. The Merrill Lynch customer licenses are non-exclusive and non-transferable, granting the Merrill Lynch customer the right to use Cicero software for the customers’ business purposes and to use and combine Cicero software with other programs and/or materials and for purposes of interface with the customers’ and third parties’ systems, technology and/or software.  Cicero makes certain limited warranties with respect to the licensed Cicero software and provides indemnification to Merrill Lynch and the Merrill Lynch customers in respect of patent, copyright and trademark infringement.  The OEM Agreement is for an initial term of three years, subject to annual renewal for two successive three year terms.

  The Enterprise Support Agreement becomes effective on February 21, 2008, and provides for aggregate payments of $3,000,000, in annual installments of $750,000, $1,000,000 and $1,250,000 over the life the agreement. The first installment is due February 21, 2008.  After the initial term of three years, the support agreement may be renewed for successive one year periods.  Upon renewal, the support fee payable to Cicero may be increased, subject to increase limits of 3.5% and not more than Cicero’s then current standard charge for such service. The support agreement provides that Cicero is to furnish problem resolution and correction of malfunctions, defects and nonconformities detected by customers, updates for its software at no additional cost and in certain circumstances when the original Cicero product is no longer generally available, alternative products of Cicero, if available.  In addition, Cicero will keep the licensed software compatible with versions of identified third-party software.

A copy of Cicero’s press release dated January 15, 2008, is attached hereto as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit
Number                      Exhibit description
99                      Press release, dated January 15, 2008, issued by Cicero Inc.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008	CICERO INC.

By:	/s/ John P. Broderick
John P. Broderick
Chief Executive and Financial Officer